Exhibit 10.7

Crediting Agreement

China Merchants Bank Co., Ltd

Crediting Agreement

Agreement No.: He Si Zhi Shou Zi [2009] No. 91090909

The Accrediting Party: China Merchants Bank Hefei Sipailou Branch (hereinafter referred to as “Party A”)

Responsible Person: Fang Hong

The Credit Applicant: Anhui TEC Tower Co., Ltd (hereinafter referred to as “Party B”)

Legal Representative / Responsible Person: Lu Chun

As applied by Party B, Party A hereby agrees to provide a line of credit for Party B to use. This Agreement is reached by and between both parties through full consultation according relevant laws and regulations as below.

Article 1 Line of credit

1.1 Party A provides a line of credit say RMB ten million only (including other equivalent currencies based on the exchange rate quotation released by Party A at the time of actual occurrence of specific business, hereinafter inclusive), which includes (mark with a “X”)

X Revolving line of credit say RMB ten million only;

[ ] One-time line of credit say RMB only.

The revolving line of credit herein refers to the line of credit (maximum amount) of the total of the balances of credited principal provided by Party A to Party B available for continuous and revolving use during the term of credit, such as loan, trade financing, note discounting, acceptance of commercial bill, letter of guarantee, corporation overdraft, domestic factoring, _________, _________and etc.

One-time line of credit herein refers to the condition where Party B applies to Party A for operation of various crediting business one by one during the term of credit and the accumulated amount of all crediting business shall not exceed the one-time line of credit specified in this Agreement. Party B is not allowed use the one-time line of credit in a revolving manner, but can only operate the crediting business applied before the total amount of relevant business exceeds the one-time line of credit specified in this article.

“Trade financing” herein refers to establishment of a letter of credit, import bill advance, delivery against bank guarantee, bill purchased under collection, packing credit, bill purchased, outward bills purchased under collection, import / export remittance financing, short-term guarantee financing, import factoring, export factoring (except for two-factor system without recourse and double factoring without recourse in the system of Party A, hereinafter inclusive), _________, _________etc.

1.2 If Party A handles an import factoring or domestic factoring without recourse with Party B as the drawee, the creditor’s rights on accounts receivable transferred from Party A to Party B in this business will occupy the line of credit hereinabove; if Party B applies to Party A for a domestic factoring with recourse or an export factoring business, the basic purchase amount (or the basic acquisition amount) provided by Party A for Party B will occupy the line of credit hereinabove.

1.3 If Party A, after issue a letter of credit, entrusts other branches of China Merchants Banks to provide the letter of credit for the beneficiary according to requirements of internal procedures, the establishment of letter of credit and import bill advance and delivery against bank guarantee derived therefrom will also occupy the line of credit hereinabove.

1.4 The line of credit hereinabove shall not include the guaranty money or the credited amount corresponding to the deposit certificate for pledge provided by Party B or a third party for a single business under this Agreement, hereinafter inclusive.

[  ] 1.5 In case any balance of any specific business under the crediting agreement He Si Zhi Shou Zi [2009] No. 91090909 signed by and between both parties previously is not paid off, the balance will be automatically transferred under this Agreement and directly occupy the line of credit hereunder after this Agreement is put into effective (mark with a “X” in the [ ] if applicable).

[  ] 1.6 In case any balance of any specific business under the crediting agreement __________________________ ___________________________(fill in the contract number / date of signing and the contract name), the balance will be automatically transferred under this Agreement and directly occupy the line of credit hereunder after this Agreement is put into effective (mark with a “X” in the [  ] below if applicable).

Article 3 Use of line of credit

3.1 Type and scope of credit line

The line of credit hereinabove is (mark with a “X” in the following two options):

() 3.1.1 A comprehensive credit line including the following business types (filling in according to facts, the specific amount allowed):

,

,

Meanwhile, during the term of credit, for the above-listed amount (mark with a “X” in the following two options):

[ ] Party B is not allowed to transfer for use;

[ ] Party B is allowed to transfer, but the amount of transfer must be applied in advance for Party A to decide at its own discretion. Transfer herein refers to transfer between the specific business types listed above and transfer of the line of credit for the listed business types to other ones herein exclusive as applied by Party B according to requirements of business operation.

(X) 3.1.2 Single credit line on working capital loan.

3.2 Party B is only allowed to use the revolving line of credit in a revolving manner but not the one-time credit line during the term of credit, must apply for use of the credit line case by case to Party A for approval one by one. Each loan, the amount, term and purpose of other credit lines shall be specified in the business application submitted by Party B and accepted Party A or in other specific business contracts (including receipts for loan) and agreements signed by and between both parties additionally.

For domestic factoring without recourse, the Notice on Transfer of Creditor’s Rights on Accounts Receivable issued by Party A to Party B shall be taken as the “specific business contract” binding on both parties after the Notice is confirmed by Party B in the manner recognized by Party A.

3.3 The term of use for each loan or other credits within the line of credit shall be determined according to business requirements of Party B and business guidelines of Party A, and the expiry date of a specific business can be later than the expiry date of the term of credit.

Article 4 Interest and expenses

The interest rate on loans and financing within the line of credit and charges / expenses on relevant business types shall be calculated and collected as specified in various contracts.

Article 5 Guarantee clauses

5.1 The third party Anhui Sea-Converge Guarantee Co., Ltd shall be the guarantor with joint liability on all liabilities / debts owed by Party B to Party A. The guarantor shall issue irrevocable letters of guarantee on the specific business types hereinabove to Party A case by case, and the responsibilities on guarantee born by the guarantor to Party A shall be specified or determined in the specific letters of guarantee. And / or

5.2 All liabilities or debts owed by Party B to Party A hereunder shall be mortgaged or pledged by_________ and all properties of _________or those properties the party has the right to dispose, for which, both parties shall sign a guarantee contract otherwise.

If the guarantor fails to sign on a guarantee contract or document or handle guarantee formalities as stipulated in this article, Party A shall have the right to stop or suspend credit giving to Party B.

Article 6 Rights and obligations of Party B

6.1 Party B shall have the following rights:

6.1.1 To require Party A to grant loans or other credits within the line of credit as stipulated herein;

6.1.2 To use the line of credit as agreed herein;

6.1.3 To require Party A to keep confidentiality of information on production, business operation, properties and accounts provided by Party B, unless otherwise specified in laws or required by regulatory authorities;

6.1.4 To transfer liabilities to a third party with approval of Party A.

6.2 Party B shall bear the following obligations:

6.2.1 To provide Party A with documents and materials (including but not limited to authentic financial statements, annual financial reports, important decisions on and changes in production, business operation and management on a periodical basis as required by Party A), information on opening banks, accounts and outstanding of deposits of Party B faithfully as required by Party A, and coordinate with Party A in investigation, examination and inspection;

6.2.2 To accept inspection and supervision of Party A on the use of credit funds, production, business operation and financial activities;

6.2.3 To use loans and / or other credits as agreed and / or committed in the Agreement and various contracts;

6.2.4 To repay loans, advances, principal and interest on other credited liabilities in full on a timely basis as agreed in the Agreement and various contracts;

6.2.5 To transfer part of or all of liabilities hereunder to a third party with written approval of Party A;

6.2.6 To notify Party A immediately and actively coordinate with Party A in implementation of safeguard measures for safe repayment of loans, advances, principal and interest on other credited liabilities and all relevant expenses under this Agreement in case of any one of the following circumstances on the side of Party B:

6.2.6.1 Heavy financial losses, assets losses or other financial crisis;

6.2.6.2 Provision of loan or loan guarantee or use of self-owned assets (rights) for mortgage (pledge) for a third party;

6.2.6.3 Merger (acquisition), separation, reorganization, joint venture operation (cooperation), title of property (equity) transfer, shareholding reform or other major changes;

6.2.6.4 Cessation of business, suspension or cancellation of registration, application or applied for bankruptcy and dissolution etc.;

6.2.6.5 Major crisis in business operation or finance of controlling shareholders or other companies affiliated to Party B that may impact normal business operation of the parties;

6.2.6.6 Important affiliated transactions with controlling shareholders or other companies affiliated to Party B that may affect normal business operation of the parties;

6.2.6.7 Any legal, arbitral, criminal or administrative penalties or punishments that may cause serious and adverse effects on business operation or financial status of Party B;

6.2.6.8 Other major events or issues that may affect its financial solvency.

6.2.7 Not to be slothful in management, press for creditor’s rights due, or dispose main properties for free or by other improper means.

Article 7 Rights and obligations of Party A

7.1 Party A shall have the following rights:

7.1.1 To require Party B to repay loans advances, principal and interest on other credited liabilities hereunder in full on a timely basis;

7.1.2 To require Party B to provide documents and materials related to the line of credit hereinabove;

7.1.3 To investigate into production, business operation and financial activities of Party B;

7.1.4 To monitor and supervise over use of loans and / or other credits as stipulated in this Agreement and other specific contracts;

7.1.5 To entrust other branches of China Merchants Bank in the location of the beneficiary to provide the letter of credit to the beneficiary according to requirements of internal procedures after accepting the application of Party B for establishment of the credit letter;

7.1.6 To transfer and withdraw directly from the accounts of Party B for liquidation of liabilities or debts under this Agreement and other specific contracts;

7.1.7 To transfer creditor’s rights on Party B, notify Party B on the transfer by the means deemed by its own party as appropriate, including but not limited to facsimile, mailing, special person service and announcement on public medias, and to urge for collection;

7.1.8 Other rights specified herein.

7.2 Party A shall bear the following obligations:

7.2.1 To issue loans and provide other credits to Party B within the line of credit as specified in this Agreement and other specific contracts;

7.2.2 To keep confidentiality of information on assets, financial status, production and business operation of Party B, unless otherwise specified in laws or required by regulatory authorities.

Article 8 Commitments of Party B

8.1 Party B is an entity lawfully established according to laws of the People’s Republic of China and legally exists with corporate capacity and full civil capacity for signing and performance of the Agreement;

8.2 Signing and performance of the Agreement have been fully authorized by the board of directors or any other competent organizations;

8.3 All documents, materials and vouchers on Party B, the guarantor, the mortgager (pledger), mortgage (pledge) provided by Party B are true, accurate, complete and effective without major incompliance with facts or omission of any important facts or events;

8.4 Party B will abide by and act in strict with the specific contracts, and the letter of guarantee on establishment of credit line, trust receipts and other relevant documents signed and issued by its own party to Party A;

8.5 There is no legal, arbitral, criminal or administrative penalty that may cause serious and adverse effects on Party B and important assets of Party B when the Agreement is signed, and this kind of penalties will not happen during performance of the Agreement. Party B shall notify Party A immediately in case of the penalty;

8.6 Party will conduct business activities within the scope specified in the business license or limited by laws in strict accordance with relevant laws and regulations, and handle registration and annual inspection procedures or formalities on a timely basis;

8.7 Party B will not abandon any creditor’s rights due or dispose its main properties or assets for free or by any improper means to maintain or improve current level of business management and ensure value and rise in value of current assets;

8.8 Without approval of Party A, Party B is not allowed to pay off or liquidate other long-term liabilities in advance, and _________, _________;

8.9 Party B is not involved in any other major events or issues that may affect performance of obligations hereunder when the Agreement is signed.

Article 9 Other expenses

Party B shall bear all expenses on credit investigation, inspection and arbitration related to this Agreement and other costs / expenses on legal proceedings, business travel, publication / announcement and delivery paid by Party A for realization of creditor’s rights when Party B fails to repay liabilities / debts hereunder as scheduled, and shall authorize Party A to deduct or withdraw directly from the bank accounts in Party A opened by Party B. In case of deficiency, Party B guarantees and promises to repay in full after receiving the notice from Party A.

Article 10 Events of default and settlement

10.1 Any one of the following circumstances on the side of Party B will result in events of default:

10.1.1 Provides false information to Party A or hides important facts, or refuses to coordinate with Party A in investigation, examination and inspection against stipulations in clause 6.2.1 hereinabove;

10.1.2 Refuses to accept or evade supervision of Party A on the use of credit funds, production, business operation and financial activities of its own party against stipulations in clause 6.2.2 hereinabove;

10.1.3 Fails to use the loans and / or credits as specified in this Agreement and other specific contracts against stipulations in clause 6.2.3 hereinabove;

10.1.4 Fails to repay loans, advances, principal and interest on other credited liabilities in full and timely as agreed herein and / or specified in various specific contracts against stipulations in clause 6.2.4 hereinabove;

10.1.5 Transfers liabilities hereunder to a third party without approval of Party A against stipulations in clause 6.2.5 hereinabove, or be slothful in management, presses for creditor’s rights due or dispose important assets owned by its own party for free or by any other improper means against stipulations in clause 6.2.7 hereinabove;

10.1.6 Fails to notify Party A in case of any one of circumstances hereinabove, or refuses to coordinate when Party A requires for adding of safeguard measures for liabilities hereunder after being informed of the circumstances, or other misconducts deemed by Party A as adverse to safe recovery of the principal and interest on credits against stipulations in clause 6.2.6 hereinabove;

10.1.7 Fails to correct immediately as required by Party A against stipulations in clauses 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 and 8.9 hereinabove;

10.1.8 Other circumstances deemed by Party A as possible to damage legal rights and benefits of its own.

10.2 In case of any one of the following circumstances on the side of the Guarantor, events of default will be determined if the Guarantor and Party B fails to coordinate, and Party A, in consideration that the guarantee capacity of the Guarantor may be damaged or affected, will require the guarantor to eliminate adverse effects or impacts caused thereby or require Party B to add and replace conditions on guarantee:

10.2.1 Appearance of any one of the circumstances similar to those specified in clause 6.2.6 hereinabove;

10.2.2 Hides the actual capacity for bearing of guarantee responsibilities or liabilities or fails to obtain authorization of competent organizations when issuing the irrevocable letter of guarantee;

10.2.3 Fails to handle annual inspection and registration formalities timely;

10.2.4 Be slothful in management, presses for creditor’s rights due or dispose important assets owned by its own party for free or by any other improper means.

10.3 In case of any one of the following circumstances on the side of the mortgager (or pledger), events of default will be determined if the mortgager (or pledger) and Party B fails to coordinate, and Party A, in consideration that invalidation or deficiency in the mortgage (or pledge) may be caused, will require the mortgager (or pledger) to eliminate adverse effects caused thereby or require Party B to add and replace conditions on guarantee:

10.3.1 Lack of ownership or the right to dispose the mortgage (or pledge), or disputes on the ownership;

10.3.2 Mortgage (or pledge) is put out to lease, sealed up, detained, supervised, or legal rights of priority exist (including but not limited to priority on payment for construction work), and / or these conditions or circumstances are hided;

10.3.3 The mortgager (or pledger) uses the mortgaged (or pledged) for transfer, leasing, re-mortgage (or re-pledge) or disposes by any other improper means without written approval of Party A, or fails to use the income from disposal on the mortgaged (or pledged) for repayment or liquidation of liabilities / debts owed by Party B to Party A though written approval on the disposal is obtained from Party A;

10.3.4 The mortgager (or pledger) fails to keep, maintain or repair the mortgaged (or pledged) well or any behaviors of the mortgager (or pledger) have damaged the mortgage (or pledge) directly, and the value of the mortgage (or pledge) is damaged or decreased obviously as a result; or the mortgager (or pledger) refuses to buy insurance for the mortgage (or pledge) as required by Party A during the term of mortgage (or pledge).

10.4 In case of any one of the events of default specified in 10.1, 10.2 and 10.3, Party A shall have the right to take any one or all of the following measures:

10.4.1 To reduce or deduct the line of credit hereunder, or suspend use of the remainder line of credit;

10.4.2 To collect the loan principal and relevant expenses issued or paid within the line of credit ahead of schedule;

10.4.3 For bill of exchange accepted by Party A or letter of credit, letter of guarantee and letter of guarantee on delivery established by Party A (or entrusted by Party A for establishment), Party A shall have the right to require Party B to add the amount of guarantee whether advance payment is made by Party A or not, or to transfer of deposits in other accounts opened in Party A by Party B into the guarantee account for liquidation of the guarantee hereunder to be paid by Party A in advance, or transfer of relevant accounts to a third party for deposit or withdrawal as the guarantee for payments in advance by Party A in the future;

10.4.4 For creditor’s rights on accounts receivable not paid off by Party B and transferred from Party B under domestic factoring and export factoring with the right of recourse, Party A shall have the right to require Party B to perform the obligation of buy-back immediately; for creditor’s rights on accounts receivable transferred from Party B under domestic factoring and export factoring without the right of recourse, Party A shall have the right to perform recourse against Party B immediately.

10.4.5 To deduct or withdraw directly from the settlement account and / or other accounts of Party B for liquidation of all liabilities under this Agreement and other specific contracts;

10.4.6 To perform the right of recourse as specified in Article 13 herein.

Article 11 Modification and termination of the Agreement

This Agreement can be modified or terminated after a consensus is reached or a special written agreement is signed by and between both parties through consultation. This Agreement shall remain valid and effective before the written agreement is signed. Neither party is allowed to modify, revise or terminate this Agreement without approval of the other party.

Article 12 Miscellaneous

12.1 Any grace, preference or moratorium on execution or performance of legal rights or benefits of Party A hereunder provided by Party A for any breaches of contract or delay in performance on the side of Party B during the valid term of the Agreement shall not affect, damage or limit any legal rights and benefits enjoyed by Party A as the creditor according to laws, regulations and this Agreement, nor be taken as permission and recognition of Party A on any breaches to terms and conditions herein, nor be understood as abandoning of current or future rights of Party A to take actions or measures against breaches.

12.2 In case any or all parts of the Agreement become illegal or invalid for any reasons, Party B shall bear the responsibility for repayment of all liabilities or debts hereunder owed to Party A. In this case, Party A shall have the right to terminate this Agreement and claim against Party B for liquidation of all liabilities hereunder immediately.

12.3 Notices and requirements of Party A and Party B related to this Agreement shall be sent in written form.

Contact Add. of Party A:

Contact Add. of Party B:

The notices and requirements shall be deemed to be received on the date of signing for acknowledgement in case sent by a special person (or on the date of rejection if the receiving party refuses to accept), or deemed to be received on the seventh day after the registered mail is forwarded in case sent by registered mail, or be received at the time when being received by the facsimile system of the receiving party in case sent by facsimile.

For notices and requirements on transfer of creditor’s rights or claims against Party B for collection that are announced on public medias, it shall be deemed as having been received or delivered on the date of announcement.

In case of changes in the contact address of either party, the other party shall be informed on a timely basis, or else the default party shall bear all possible loses caused thereby at its own account.

12.4 Both parties hereby agree that Party B is only required to stamp the reserved seal on business applications for trade financing according to the Letter of Authorization on the Reserved Seal provided by Party A. Legal effect of the reserved seal is recognized by both parties.

12.5 All written supplementary agreements on matters not covered herein and on changes or modifications in terms and conditions herein reached through consultation, and various specific contracts hereunder shall be taken as appendixes to this Agreement and constitute an integral part of this Agreement.

12.6 The guarantor has fully consulted with the bank on all terms and conditions in the letter of guarantee, the bank has reminded the guarantor to pay special attention to the clauses and provisions on exemption of or limitation on responsibilities of the bank, rights owned by the bank independently, adding of responsibilities of the guarantor or limitation on rights of the guarantor, and the guarantor has understood the clauses and provisions fully and accurately. The bank has given explanation on the provisions as required by the guarantor. Understanding of the guarantor on all terms and conditions in the letter of guarantee is in full accordance with that of the bank.

Article 13 Laws applicable and settlement of disputes

13.1 Formation and explanation of this Agreement and settlement of disputes arisen during performance shall be subject to the laws of the People’s Republic of China. Rights and benefits of both parties are protected by laws of the People’s Republic of China.

13.2 In case of disputes during performance of the Agreement, both parties shall seek for settlement through consultation. In case consultation fails, either party can (mark a “X” in the following three options):

[ ] 13.2.1 Apply to the people’s court in the location of Party A;

[ ] 13.2.2 Apply to the arbitration commission __________________for arbitration;

[ ] 13.2.3 Apply to (mark a “X” in the following two options):

[ ] China International Economic and Trade Arbitration Commission (CIETAC)

[ ] CIETAC ______________________ Branch

For settlement according to the rules for arbitration of financial disputes.

13.3 After this Agreement and various specific contracts are empowered with the validity for enforceability through notarization handled by both parties, Party A is entitled to apply directly to the people’s court with jurisdiction for enforcement of liabilities under this Agreement and the specific contracts owed by Party B.

14 Validation of the Agreement

This Agreement shall become valid and effective after being signed (sealed) by legal representatives / responsible persons or authorized agents of both parties or stamped with official seal / special seal for contract of both parties, as of the expiry date of the term of credit or the date when the Agreement is terminated.